EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Urban Outfitters, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-84284), as amended, and the registration statements on Form S-8 (Nos. 33-75522, 333-33603, 333-84333 and 333-38648) of Urban Outfitters, Inc. of our reports dated April 18, 2005, with respect to the consolidated balance sheets of Urban Outfitters, Inc. and subsidiaries as of January 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 and the effectiveness of internal control over financial reporting as of January 31, 2005, which reports appear in the January 31, 2005 annual report on Form 10-K of Urban Outfitters, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 18, 2005